As filed with the Securities and Exchange Commission on May 25, 2001
                                     Registration Statement No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             ____________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                             MASSEY ENERGY COMPANY
            (Exact name of Registrant as specified in its Charter)

          Delaware                                          95-0740960
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                             4 North 4/th/ Street
                           Richmond, Virginia  23219
                                 804-788-1800
          (Address of principal executive office, including zip code)

                         COAL COMPANY SALARY DEFERRAL
                            AND PROFIT SHARING PLAN
                           (Full title of the Plan)
                             ____________________

                           Roger L. Nicholson, Esq.
                      Vice President and General Counsel
                             Massey Energy Company
                             4 North 4/th/ Street
                           Richmond, Virginia  23219
                                 804-788-1800
(Name, address and telephone number, including area code, of agent for service)

                                With copies to:

                          Allen C. Goolsby, III, Esq.
                               Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia  23219
                                 804-788-8200

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                               Proposed maximum       Proposed maximum
        Title of securities            Amount to be             offering price            aggregate                 Amount of
         to be registered               registered              per share/(1)/        offering price/(1)/       registration fee
----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.625 par value     2,000,000 shares                $27.40               $54,800,000                 $13,700
==================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $27.40 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 18, 2001.

      In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                             MASSEY ENERGY COMPANY


         On November 30, 2000, Massey Energy Company, formerly Fluor Corporation (the "Company"), completed a reverse spin-off (the "Spin-Off"), which divided it into two separate publicly-trade corporations. As a result of the Spin-Off, the Company separated into (a) the spun-off corporation, "new" Fluor Corporation, which owns all of the Company's then existing businesses except for the coal-related business conducted by A.T. Massey Coal Company, Inc. ("A.T. Massey") and
(b) "old" Fluor Corporation, subsequently renamed Massey Energy Company, which owns the coal-related business through its sole subsidiary A.T. Massey.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.


         The following documents filed by the Company with the Commission (file No. 1-7775) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated in this Registration Statement by reference:


         (i) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000;

         (ii) the Annual Report on Form 11-K for the fiscal year ended December 31, 2000, filed by the Coal Company Salary Deferral and Profit Sharing Plan (the "Plan");

         (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001;

         (iv) the Company's Current Reports on Form 8-K, dated November 21, 2000 and May 24, 2001, respectively; and

         (v) the description of the Company's common stock, $0.625 par value, contained in the Company's Current Report on Form 8-K, dated May 24, 2001.


         All documents filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Article Nineteen of the Company's Restated Certificate of Incorporation provides that the officers and directors of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL"). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Nineteen of the Company's Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

         Article Nineteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Company's Board of Directors. Indemnification provided for by Section 145 and Article Nineteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Nineteen permit the Company to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liabilities under
Section 145. Article Nineteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days.

Article Nineteen further provides that the Company bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Company elects to defend any such action.

         Article Eighteen of the Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit No.
         -----------

         4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended October 31, 2000 (Commission File No. 1-7775)).

         4.2   Restated Bylaws of the Company (as amended as of April 27, 2001)

         4.3   Coal Company Salary Deferral and Profit Sharing Plan.

         5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

         23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

         23.2  Consent of Ernst & Young LLP.

         24.1 Power of Attorney for Officers and Directors (included on signature page).


         The Company undertakes that it has submitted the Plan and will submit any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.


Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               1. To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                  ---- ----

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on this 25th day of May, 2001.



                                    MASSEY ENERGY COMPANY
                                         (Registrant)



                                    By /s/ Don L. Blankenship
                                      ----------------------------------------
                                         Don L. Blankenship, Chairman,
                                         Chief Executive Officer and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of May, 2001. Each person whose signature appears below hereby authorizes either agent for service named in the Registration Statement to execute in the name of each such person, and to file any and all amendments, including post-effective amendments, to this Registration Statement, making such changes in the Registration Statement as the Registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to this Registration Statement.


Signature                                          Title
---------                                          -----

By: /s/ D. L. Blankenship                          Chairman, Chief Executive
   ------------------------------------------        Officer and President
          D. L. Blankenship


By: /s/ J. M. Jarosinski                           Vice-President and Chief
   ------------------------------------------        Financial Officer
          J. M. Jarosinski


By: /s/ E. B. Tolbert                              Controller
   ------------------------------------------
          E. B. Tolbert


By: /s/ J. L. Gardner                              Director
   ------------------------------------------
          J. L. Gardner


By:                                                Director
   ------------------------------------------
          E. G. Gee


By: /s/ W. R. Grant                                Director
   ------------------------------------------
          W. R. Grant


By: /s/ B. R. Inman                                Director
   ------------------------------------------
          B. R. Inman


By: /s/ M. R. Seger                                Director
   ------------------------------------------
          M. R. Seger

     The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Charleston, State of West Virginia on this 25th day of May, 2001.


                              COAL COMPANY SALARY DEFERRAL AND
                              PROFIT SHARING PLAN



                              By: /s/ Madeleine M. Curle
                                 -------------------------------------
                                    Madeleine M. Curle
                                    Vice President, Human Resources

                                 EXHIBIT INDEX


Exhibit No.            Description
-----------            -----------

 4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended October 31, 2000 (Commission File No. 1-7775)).

 4.2                   Restated Bylaws of the Company (as amended as of April
                       27, 2001)

 4.3                   Coal Company Salary Deferral and Profit Sharing Plan.

 5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

23.2                   Consent of Ernst & Young LLP.


24.1 Power of Attorney for Officers and Directors (included on signature page).